SECURITY AGREEMENT
(Inventory and Accounts)


1.   Debtor (name and address)(1):

          COLEMAN NATURAL MEATS, INC.
          5140 RACE COURT, SUITE 4
          DENVER, CO 80216

2.   Bank: NORWEST BANK COLORADO, NATIONAL ASSOCIATION
           1740 BROADWAY
           DENVER, CO 80274

3.   COLLATERAL: (a) All inventory of Debtor, now owned or hereafter acquired;
     (b) all accounts and contract rights of Debtor, now existing or hereafter created; (c) all interest of Debtor now existing or hereafter arising, in goods the sale or lease of which gave rise to any accounts; (d) all chattel paper, documents, instruments and general intangibles relating to any such accounts; (e) all guaranties and other collateral held by Debtor as security for or with respect to any of the foregoing; and (f) any other property, rights or interests of Debtor which shall at any time come into the possession, custody or control of Bank for any purpose and in any manner.

4. OBLIGATIONS: (a) All indebtedness evidenced and created by the following described promissory note (the "Note") payable to the order of Bank, and all renewals, extensions and amendments thereof:

               1st Note                        2nd Note
     Date:     June 07, 1996                   June 07, 1996

     Amount:   $2,300,000.00 Plus Interest     $2,000,000.00 Plus Interest
     (substituted for note dated 10-27-95)
     Maturity Date:  November 01, 1996         November 01, 1996


     Maker (if other than Debtor):

     (b) future advances made by Bank to Debtor, plus interest thereon; (c) all expenditures made or incurred by Bank pursuant to the provisions of the Note and this agreement; and (d) all other obligations of Debtor to Bank, direct or indirect, absolute or contingent, now existing or hereafter arising.
     Other:

     THE TERMS AND CONDITIONS ON THE FOLLOWING PAGES ARE A PART OF THIS
     AGREEMENT.

     Dated: June 07, 1996              COLEMAN NATURAL MEATS, INC.


                                       By:         /s/  LEE N. ARST
                                           ----------------------------------
                                                      Lee N. Arst
                                       Title:        President/CEO
                                              -------------------------------


                                       By:     /s/  RICHARD DUTKIEWICZ
                                           ----------------------------------
                                                  Richard Dutkiewicz
                                       Title:     Vice President/CFO
                                              -------------------------------


(1) Give address of Debtor's chief executive office. If the Collateral is kept at any other location, list such other address and so indicate.

EVENTS OF DEFAULT.  The Events of Default are as set forth in Loan Agreements.

REMEDIES. (a) Upon the occurrence of any event of default and at any time thereafter Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code ("UCC"), as then in effect in Colorado, regardless of whether the UCC applies to the security transactions covered by this agreement, including without limitation the right to accelerate the maturity of the Obligations, without notice or demand, and to take possession of the Collateral and any proceeds thereof wherever located. Debtor shall make the Collateral available to the Bank at a place to be designated by Bank that is reasonably convenient for both parties. If notice is required, Bank shall give to Debtor at least five days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to made. (b) If Bank in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, Bank may sell such Collateral privately or in any other manner deemed advisable by Bank at such price or prices as Bank determines in its sole discretion. Debtor recognizes that such inhibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale disposition by Bank may result in a lower sales price than if the sale were otherwise held. (c) As a supplementary or additional remedy, Bank shall also be entitled, without notice or demand and to the extent permitted by law, (i) to exercise or continue to exercise all of the rights granted to Bank in paragraph 11 or (ii) to have a receiver appointed to take charge of all or any part of the collateral, exercising all of the rights granted to Bank in paragraph 11. (d) To the extent allowed by law, Debtor shall pay Bank all expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses, and such costs shall be paid out of the proceeds of disposition of the Collateral. Such proceeds may be applied to the Obligations in any order of priority determined by Bank.

GENERAL. (a) The terms "Debtor", "Bank," "Collateral," "Obligations" and
"Note" are defined in paragraphs 1, 2, 3 and 4. Where Debtor and the obligor on the Obligations are not the same, the term "Debtor" herein means the owner of the Collateral in any provision dealing with the Collateral, the obligor in any provision dealing with the Obligations, or both where the context so requires.
(b) No default shall be waived by Bank except in writing and no waiver of any payment or other right under this agreement shall operate as a waiver of any other payment or right. (c) Bank may assign, transfer or deliver any of the Collateral to any transferee of any of the Obligations, and thereafter shall be fully discharged from all responsibility with respect to such Collateral. The transferee shall be vested with all the powers and rights of Bank hereunder with respect to such Collateral, but Bank shall retain rights and powers hereunder with respect to such Collateral, but Bank shall retain all rights and powers hereunder with respect any of the Collateral remaining. (d) If there is more than one Debtor, all of the terms and conditions of this agreement shall apply to each and any of them. (e) Without affecting any Obligations of Debtor under this agreement Bank without notice or demand may renew or extend any of the Obligations; release any Collateral as security for any of the Obligations, and add or release any guarantor, endorser, surety or other party to any of the Obligations. (f) Any consent, notice and other communication required or contemplated by this agreement shall be in writing. ****It shall be deemed given if mailed*****, postage prepaid to Debtor at the address ******given on the first page hereof or at such other address given by notice as herein provided.** (g) A carbon, photographic or other reproduction of this agreement or a financing statement shall be sufficient as a financing statement. (h) Debtor hereby expressly grants Bank a power of attorney, and appoints and constitutes Bank as Debtor's agent for the purpose and with the power to sign on behalf of Debtor in Debtor's name, one or more financing statements covering any of the Collateral described herein or in any other Bank security agreement executed by Debtor. (i) Debtor hereby authorizes each city, county, state or federal government to release to Bank all information which Bank may request pertaining to any sales, use or other taxes imposed by such governmental entity, other than personal or corporate income tax. The state may retain a copy of this agreement. (j) (k) This agreement shall be construed under and governed by the laws of Colorado. (l) All of the rights of Bank under this agreement shall be cumulative and shall inure to the benefit of its successors and assigns. All obligations of Debtor hereunder shall be binding upon the heirs, legal representatives, successors and assigns of Debtor. *******See Exhibit A which is attached hereto and incorporated herein.

** in accordance with that certain Loan Agreement executed between Debtor and Bank dated October 27, 1995, modified February 2, 1996 and again on June 7, 1996 and concurrent Loan Agreement governing $2,000,000.00 loan dated June 7, 1996 (Loan Agreements).
***as required in the Loan Agreements.

ADDITIONAL TERMS AND CONDITIONS

6. SECURITY INTEREST. To secure payment and performance of the Obligations, Debtor hereby grants to Bank a security interest in the Collateral and in its proceeds, products and accessions. Unless the context otherwise indicates, the term "Inventory" or "account" or "accounts" in this agreement refers to that part of the Collateral consisting of such property. Inventory shall include goods of Debtor in the hands of manufacturers or suppliers or in the process of delivery to Debtor or any representative of Debtor.

7.   WARRANTIES AND REPRESENTATIONS.  Debtor warrants and represents to Bank:
(a) except for the security interest created by this Agreement, Debtor is the owner of all of the inventory, or will be at the time such inventory is created or acquired, free and clear of liens, security interests and encumbrances; (b) except as otherwise indicated by Debtor to Bank in writing, at the time each account is assigned to Bank or otherwise becomes subject to the security interest granted in this agreement (i) Debtor will be the owner of the account, with the absolute right to transfer any interest therein, and (ii) the account will be a valid obligation of the account debtor, enforceable in accordance with its terms and, to the best of Debtor's knowledge and belief, free and clear of all liens, security interests, restrictions, setoffs, adverse claims, assignments, defaults, prepayments, defenses and conditions precedent other than the security interest created by this agreement; (c) the unpaid amount and all other information shown as to the account in Debtor's books and on any schedule, certificate or report at any time given by Debtor to Bank is and will be true and correct as of the date indicated; (d) all chattel paper, documents and instruments which are part of the Collateral are valid and genuine and comply with applicable laws concerning form, content and manner of preparation and execution,* and all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be; (e) no financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this agreement; (f) if Debtor is a corporation, its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this agreement; (g) the execution and delivery of this agreement will not violate any law or agreement governing Debtor or to which Debtor is a party, and (h) all information and statements on the front page of this agreement are true and correct.
* To Debtor's knowledge.

7. COVENANTS OF DEBTOR. Unless and until Bank consents in writing to another course of action, Debtor covenants and agrees: (a) Debtor will at such intervals and in such form and manner as Bank may require, execute, deliver and otherwise provide Bank with (i) schedules confirming or assigning to Bank the accounts or other Collateral therein described and intended to be covered by this agreement and (ii) copies of invoices, evidences of shipment or delivery and such other information, including aging and reconciliation reports, as Bank may deem advisable. Additionally, Debtor will from time to time execute financing statements and other documents in form satisfactory to Bank (and pay the cost of filing or recording them in whatever public offices Bank deems necessary) and perform such other acts as Bank may request to perfect and maintain a valid security interest in the Collateral. (b) At Bank's request Debtor will mark or stamp each of its individual ledger sheets or cards pertaining to any of the Collateral with the legend "For value received, this account has been assigned to [Bank]" and will stamp or otherwise mark and keep its books and records relating to the Collateral in such manner as Bank may deem advisable. (c) Debtor will (i) keep such books and records pertaining to the Collateral, and at such office or offices of Debtor, as may be satisfactory to Bank, (ii) permit representatives of Bank at all reasonable times to inspect the Collateral, and to inspect and make abstracts from Debtor's books and records pertaining to the Collateral, and (iii) prepare or cause to be prepared and deliver to Bank all financial statements**. (d) Debtor will give such written notice to account debtors as Bank may at any time request. Bank may at any time, whether or not a default exists under this agreement, (i) notify any account debtor of Bank's interest in the Collateral, (ii) request information as to the Collateral from any account debtor, and (iii) notify any account debtor to make all payments with respect to the Collateral directly to Bank or in any other manner directed by Bank. (e) Debtor will not sell or assign any of the Collateral (except that the inventory may be sold in the ordinary course of business);
will promptly notify Bank of any event of default, as defined in paragraph 12; will defend the Collateral against the claims and demands of all persons, and will pay promptly all taxes and assessments with respect to the Collateral.
(f) Debtor will carry such insurance on the inventory***. If requested by Bank all insurance policies shall be written for the benefit of Debtor and Bank as their interests may appear, will provide for 10 days' written notice to Bank prior to cancellation and will be deposited with Bank. Bank may act as attorney for Debtor in making, adjusting and settling claims under or cancelling such insurance and endorsing Debtor's name on any draft relating thereto. Bank may apply any proceeds of insurance toward payment of the Obligations, whether or not due, in any order of priority. (g) Debtor will not pledge, mortgage or otherwise encumber, or create or permit a security interest to exist in, any of the Collateral to or in favor of anyone other than Bank, and will keep the inventory in good condition and repair. At its option Bank may discharge taxes, liens, security interests and other encumbrances against the Collateral and may pay for the repair of any damage to the Collateral, the maintenance and preservation thereof and insurance thereon. Debtor will reimburse Bank on demand for any payments so made, plus interest thereon at the Note rate from the date of such payment. Any such payments by Bank will become part of the Obligations. (h) Except for temporary processing or storage, all inventory will be kept at Debtor's address or addresses listed on the front page of this agreement or at such other location as will be satisfactory to the Bank.
(i) Debtor will notify Bank promptly upon the violation of any covenant contained in this agreement.

8. ENVIRONMENTAL COVENANT AND INDEMNITY. Debtor covenants and agrees that Debtor or property of Debtor is not currently the subject of any threatened or ongoing litigation, judgment, decree, order, citation, complaint, or notice of violation relating to or arising out of environmental laws or issues. To the best of Debtor's knowledge, (i) the activities of Debtor will not result in Contamination or threatened Contamination, and no property of Debtor is Contaminated or threatened to be Contaminated that could lead to the payment of or for damages, penalties, injunctive relief or clean-up costs, or would require clean up, removal or remedial action under any environmental law or regulation thereunder or common law, and (ii) Debtor is in compliance with all applicable environmental laws. (b) Debtor agrees to defend, indemnify, and hold harmless Bank for, from, and against, and to reimburse Bank with respect to any and all claims, actions, costs and expenses whatsoever (including, without limitation, attorneys' fees and expenses and costs reasonably incurred) known or unknown, asserted against or incurred by Bank at any time by reason of or arising out of or relating to any actual or alleged violation of any existing or future environmental law or regulation thereunder or actual or threatened Contamination relating to the property or activities of Debtor, whether or not such specifically intended to survive this agreement and the release of any Collateral. (c) The terms Contamination or Contaminated shall mean the presence of solid or hazardous wastes, hazardous substances, pollutants or contaminants, petroleum, toxic or hazardous constituents, or similar materials, as such terms are defined under any federal, state, or local statute, whether currently or subsequently enacted or regulation thereunder or under common law.

9. COLLECTION OF ACCOUNTS. Until revocation of this authority Debtor, as agent of Bank and at the expense of Debtor: (a) Shall endeavor to collect all amounts due and owing on the accounts, including the taking of such action to repossess goods, impose liens or enforce payment as Bank or Debtor may deem proper. (b) Shall receive in trust for the account of Bank such goods as may be returned or rejected by or repossessed from account debtors, and hold such goods and the proceeds thereof separate and identified by suitable markings as Bank's property, without intermingling them with Debtor's property, and remit promptly any proceeds of sale or lease of such goods in the manner described in paragraph 10 below. (c) May in the ordinary course of business grant to account debtors any rebate, refund or allowance to which they are entitled, and in connection therewith may accept the return of any goods the sale or lease of which gave rise to the accounts. With respect to the credits and repossessed or returned goods described in this paragraph 9, Debtor shall not less often than monthly make a full accounting thereof to Bank and shall, if requested by Bank, promptly pay to Bank the aggregate amount of (i) all such credits allowed and
(ii) all balances owing with respect to such returned or repossessed goods. Bank shall apply such payments to the Obligations in the manner described in paragraph 10.

10. PAYMENT OF PROCEEDS TO BANK. (a) Debtor shall receive all payments with respect to the Collateral in trust for Bank, without commingling them with any other funds or property of Debtor, and (until such authority is revoked or different instructions are given by Bank) shall immediately deliver them to Bank in the exact form received, bearing Debtor's full-recourse endorsement or liability of a general endorser with respect to such payments and hereby waives presentment, notice of dishonor, protest, demand and all other notices with respect thereto, whether or not Debtor endorses the instruments or other evidences of payment and regardless of the form of payment or Debtor's endorsement or assignment thereon. (b) At the election of Bank, all payments described in the preceding subparagraph (a) shall be deposited in a separate bank account maintained by Bank (the "Collateral Account"), from which Debtor shall have no right to withdraw funds. All instruments evidencing payment shall be deposited in the Collateral Account subject to final payment, and all deposits therein shall be held as security for the Obligations. From time to time in its discretion Bank may (and if requested by Debtor shall, but not more often than once a week) apply all or any of the Balance in the Collateral Account to payment of the Obligations in any order of priority determined by Bank. Additionally, Bank in its discretion may release all or any of the balance in the Collateral Account to Debtor.

11. RIGHTS OF BANK. Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as Debtor shall request, but failure to honor any such request shall not of itself be deemed a failure to exercise reasonable care. Bank shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties nor to protect, preserve or maintain any security interest given to secure any of the Collateral. (b) Debtor hereby irrevocably appoints Bank as the attorney of the Debtor, with full powers of substitution and at the cost and expense of Debtor, to exercise any of the following powers with respect to any of the accounts: (i) demand, sue for, collect and give receipts for any payments due thereon or by virtue thereof;
(ii) receive, take, endorse, assign and deliver chattel paper, documents, instruments and all other property taken or received by Bank in connection therewith; (iii) settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto; (iv) sell, transfer, assign or otherwise deal therein or therewith as fully and effectually as if Bank were the absolute owner thereof, and (v) extend the time of payment thereof and make allowances and other adjustments with reference thereto. In exercising any power herein granted Bank may act in its name or the name of Debtor. (d) Bank shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Bank in this agreement, and shall not be responsible for any failure to do so or delay in so doing.

                                  EXHIBIT A


This Exhibit is attached and made a part of the Security Agreement for Inventory and Accounts between Coleman Natural Meats, Inc. (Borrower) and Norwest Bank Colorado, National Association (Bank) and further describes the changes in the Security Agreement.

****      and

*****     three (3) days after being mailed.

******    or Bank

******* (N) This Agreement is subject to Arbitration in accordance with the Loan Agreement.



COLEMAN NATURAL MEATS, INC.

By:      /s/  LEE N. ARST
  -------------------------------
Title:    President/CEO
      ---------------------------

By:    /s/  RICHARD DUTKIEWICZ
   ------------------------------
Title:    Vice President
      ---------------------------